Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 2)


     Filed by the registrant |X|
     Filed by a party other than the registrant |_|

     Check the appropriate box:

     |X| Preliminary proxy statement
     |_| Definitive proxy statement
     |_| Definitive additional materials
     |_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            Hudson Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                 Board of Directors of Hudson Technologies, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     |X|  No fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
          (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

--------------------------------------------------------------------------------
          (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
          (5)  Total Fee Paid:

--------------------------------------------------------------------------------
     |_|  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

--------------------------------------------------------------------------------
          (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
          (3)  Filing party:

--------------------------------------------------------------------------------
          (4)  Date filed:

--------------------------------------------------------------------------------

                            HUDSON TECHNOLOGIES, INC.
                            275 North Middletown Road
                           Pearl River, New York 10965


                                                  February 16, 1999


Dear Fellow Shareholders:


     You are cordially invited to attend a Special Meeting of Shareholders which will be held on Tuesday, March 16, 1999, at 10:00 A.M. at the Empire Ball Room, Holiday Inn and Conference Center, Three Executive Boulevard, Suffern, New York 10901.



     The Notice of Special Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the Special Meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Special Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, at 2 Broadway, New York, New York 10004, in writing, of the correct address.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

                                                  Cordially,


                                                  Kevin J. Zugibe, P.E.
                                                  Chairman of the Board

                                PRELIMINARY COPY

                            HUDSON TECHNOLOGIES, INC.

                              --------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 16, 1999

                              --------------------

To the Shareholders of HUDSON TECHNOLOGIES, INC.:


     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Hudson Technologies, Inc. (the "Company") will be held on March 16, 1999 at 10:00 A.M., at the Empire Ball Room, Holiday Inn and Conference Center, Three Executive Boulevard, Suffern, New York 10901, for the following purposes:



     1. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to authorize the Board of Directors of the Company to issue Preferred Stock; and

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.


     Only shareholders of record at the close of business on February 16, 1999 are entitled to notice of and to vote at the Special Meeting or any adjournments thereof.


                                             By Order of the Board of Directors


                                             Stephen P. Mandracchia
                                             Secretary



February 16, 1999


--------------------------------------------------------------------------------

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

--------------------------------------------------------------------------------

                                PRELIMINARY COPY

                                 PROXY STATEMENT

                            HUDSON TECHNOLOGIES, INC.


                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 16, 1999

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hudson Technologies, Inc. (the "Company") for use at a Special Meeting of Shareholders (the "Special Meeting") to be held on Tuesday, March 16, 1999, and including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to shareholders on or about February 17, 1999.


     Proxies in the accompanying form, duly executed, returned to the management of the Company and not revoked, will be voted at the Special Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Special Meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:


                               275 Middletown Road
                           Pearl River, New York 10965
                         Telephone No.: (914) 735-6000


                       OUTSTANDING STOCK AND VOTING RIGHTS


     Only shareholders of record at the close of business on February 16, 1999 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were issued and outstanding 5,065,820 shares of the Company's common stock, par value $.01 per share ("Common Stock"), the only class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to a vote at the Special Meeting.


                                VOTING PROCEDURES

     The proposed amendment to the Company's Certificate of Incorporation (the "Certificate") to provide for a class of preferred stock must be adopted by a majority of the shares of Common Stock outstanding as of the Record Date. All other matters to be acted upon at the meeting will be decided by the majority of the votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the Special Meeting, provided a quorum is present. A quorum will be present at the Special Meeting if the holders of a majority of the outstanding shares of Common Stock as of the Record Date are present in person or represented by proxy. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company's transfer agent.

     In accordance with applicable law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Based upon the Company's understanding of the requirements of the law of the State of New York and the Certificate of Incorporation and By-laws, as amended (the "By-laws"), of the Company, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter to be voted on. Failures to vote, broker non-votes and abstentions will not be considered "votes cast." Because of the requirement for an absolute majority of the outstanding Common Stock to approve the proposed amendment to the Certificate of Incorporation, failures to vote, broker non-votes and abstentions will have the same effect as a vote "against" the proposed amendment to the Certificate of Incorporation.

     Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

                                   PROPOSAL 1

                   PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE
                  OF INCORPORATION TO AUTHORIZE PREFERRED STOCK

     The Board of Directors has adopted a resolution unanimously approving and recommending to the Company's shareholder's for their approval of an amendment to the Certificate of Incorporation of the Company which would authorize the issuance of up to 5,000,000 shares of Preferred Stock. Listed on Exhibit A hereto and incorporated herein by reference is the complete text of the proposed amendment to the Certificate of Incorporation.

     The proposed amendment will authorize the issuance of up to 5,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"). The Company currently has no authorized stock other than Common Stock. Upon adoption of the amendment, the Board of Directors will, without further action by the stockholders, unless otherwise required by law or any applicable rules of any stock exchange or the Nasdaq Stock Market, Inc. then pertaining to the Company, be authorized to issue up to 5,000,000 shares of Preferred Stock at such times, for such purposes and for such consideration as it may determine.

     Management believes that the availability of such a security may prove useful in connection with financing the capital needs of the Company, possible future acquisitions and mergers, employee incentive or compensation plans, or other purposes. The authorization will enable the Company to act promptly if appropriate circumstances arise which require the issuance of such shares. The Company has historically financed its working capital requirements through cash flow from operations, the issuance of debt and equity securities, bank borrowings and loans from officers. The Company anticipates that it may require significant cash infusions to expand its service business and continue operations as currently conducted. The Company is currently exploring alternatives to raise additional capital. Such additional financing could consist of additional debt or the issuance of equity securities, including Preferred Stock, or a combination thereof.


     In this regard, the Company has recently entered into an agreement with a registered broker-dealer who will act as the Company's exclusive financial advisor with respect to a proposed private placement of convertible preferred stock or convertible debentures (the "New Securities") in an amount currently estimated to be $6.0 million. The Company will pay the advisor a $25,000 engagement fee and $25,000 per month retainer fee (for up to 3 months), as well as a success fee if the private placement is consummated. The success fee is not expected to exceed $420,000 and the issuance by the Company to the advisor of warrants to purchase five percent of the Common Stock issuable upon conversion of the New Securities sold at an exercise price of 115% of the price paid by the investors.

     It is currently anticipated that the New Securities will be sold at market value, will bear interest at 7% per annum, and will have a liquidation preference over the Common Stock equal to the higher of the price paid by the investors or the fair market value of any Common Stock the investors would have received if they had converted their New Securities immediately prior to liquidation. It is also expected that the New Securities will be redeemable by the Company after two years in the event that the trading price of the Common Stock attains certain specified levels and that holders will be able to convert their New Securities into Common Stock at a price equal to not less than the fair market value of the Common Stock at the time of issuance of the New Securities. The holders of the New Securities will also have the right to elect at least one member to the Company's Board of Directors. In addition, it is anticipated that the Company will not be able to without the consent of the holders of a majority of the New Securities: (i) issue any class or series of equity security senior to the New Securities as to payment of dividends or as to payment upon liquidation of the Company; (ii) amend its Certificate of Incorporation or bylaws in any manner which would materially adversely impair or reduce the rights of the New Securities; (iii) effect a merger or consolidation resulting in a change of control of the Company or sell substantially all of the Company's assets; or (iv) liquidate or dissolve. It is also anticipated that the Company will be prohibited, without the consent of a majority of its Board of Directors, including a member of the Board elected by the holders of the New Securities; from (i) redeeming or repurchasing any shares of Common Stock except for Common Stock held by departing executive officers; or (ii) entering into any material transaction with affiliates or affiliated entities.

     Management has determined that it will not consummate any financing which management believes would result in a change of control. As of the date hereof, neither the Company nor the financial advisor has identified any potential investor. Management currently anticipates that any such transaction would involve several unrelated qualified institutional or accredited investors without a voting agreement among such investors. As discussed above, it is expected that the holders of the New Securities, voting as a class, would have the right to elect one director to a Board currently consisting of seven directors. In addition, it is anticipated that in the event the Company is in arrears for eight consecutive quarters in the payment of dividends, the holders of the New Securities, voting as a class, would have the right to elect one additional director. Pursuant to the terms of the Company's agreement with its financial advisor, the Company has the right, in its sole discretion, to reject any transaction without incurring any obligations to pay success fees.

     The proposed terms and conditions of the offering described above are based on the financial advisor's current expectations as to such offering and may not necessarily be indicative of the actual transaction. There can be no assurance that the Company will obtain necessary financing on acceptable terms, or at all, or that the terms of the proposed offering of New Securities will not be materially different from the terms discussed above. Failure to obtain additional financing, if required, would have a material adverse effect on the Company's financial condition and results of operations.


     The proposed amendment would authorize the Board of Directors to provide for the issuance, from time to time, of Preferred Stock in one or more series and to fix the terms of each series. Each series of Preferred Stock could, as determined by the Board of Directors at the time of issuance, rank, in respect of dividends and liquidation, senior to the Common Stock.

     In establishing the terms of a series of Preferred Stock, the Board of Directors would be authorized to set, among other things, the number of shares, the dividend rate and preferences, the cumulative or non-cumulative nature of dividends, the redemption provisions, the sinking fund provisions, the conversion rights, the amounts payable, and preferences, in the event of the voluntary or involuntary liquidation of the

Company, and the voting rights in addition to those required by law. Such terms could include provisions prohibiting the payment of Common Stock dividends or purchases by the Company of Common Stock in the event dividends or sinking fund payments on the Preferred Stock were in arrears. In the event of liquidation, the holders of Preferred Stock of each series might be entitled to receive an amount specified for such series by the Board of Directors before any payment could be made to the holders of Common Stock.

     The authorization of new shares of Preferred Stock will not, by itself, have any effect on the rights of the holders of shares of Common Stock. Nonetheless, the issuance of one or more series of Preferred Stock could affect the holders of shares of the Common Stock in a number of respects, including the following: (a) if voting rights are granted to any newly issued series of Preferred Stock, the voting power of the Common Stock will be diluted, (b) the issuance of Preferred Stock may result in a dilution of earnings per share of the Common Stock, (c) dividends payable on any newly issued series of Preferred Stock will reduce the amount of funds available for payment of dividends on the Common Stock, (d) future amendments to the Certificate of Incorporation affecting the Preferred Stock may require approval by the separate vote of the holders of the Preferred Stock or in some cases the holders of shares of one or more series of Preferred Stock (in addition to the approval of the holders of shares of the Common Stock) before action can be taken by the Company, and (e) make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy consent or otherwise.


     The Board of Directors has unanimously determined that the proposed amendment to the Company's Certificate of Incorporation is in the best interest of the Company and its shareholders. The Board of Directors therefore recommends a vote FOR adoption of the proposed amendment to authorize the issuance of up to 5,000,000 shares of Preferred Stock. The affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Company's Common Stock entitled to vote at the Special Meeting is required to approve the amendment to the Certificate of Incorporation. Officers and directors of the Company who own of record as of the Record Date approximately 20% of the outstanding Common Stock have indicated their intent to vote FOR the amendment to the Certificate of Incorporation.


Recommendation


     THE BOARD BELIEVES THAT THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION IS IN THE BEST INTEREST OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE FOR ITS APPROVAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of the Record Date based on the information obtained from the persons named below, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) each of the Company's Chief Executive Officer and the other executive officers of the Company whose salary was in excess of $100,000 for the fiscal year ended December 31, 1997 (except for Mr. Stephen Spain who resigned in December 1997), (iii) each director of the Company, and (iv) all directors and executive officers of the Company as a group:

                                                             Amount and
        Name and                                             Nature of                    Percentage of
        Address of                                           Beneficial                    Outstanding
    Beneficial Owner(1)                                      Ownership(2)                 Shares Owned
    -------------------                                      ------------                 ------------
Kevin J. Zugibe                                              363,500 (3)(4)                   7.0%
(Chairman and Chief Executive Officer)

Thomas P. Zugibe                                             350,540 (3)(5)                   6.8
(Executive Vice President and Director)

Stephen P. Mandracchia                                       345,000 (3)(5)                   6.8
(Executive Vice President and Secretary)

Stephen J. Cole-Hatchard                                     273,000 (3)                      5.3


Walters A. Phillips                                           47,000 (6)                       *
(Vice President of Sales and Marketing)


Robert Johnson                                                28,500 (7)                       *
(Director)

Vincent P. Abbatecola                                          7,600 (8)                       *
(Director)

Otto C. Morch                                                  5,600 (8)                       *
(Director)

Dominic J. Monetta                                            11,000 (8)                       *
(Director)

Fredrick T. Zugibe                                           285,400 (3)                      5.6

Harry C. Schell                                               14,000 (9)                       *
(Director)

DuPont Chemical and Energy                                   500,000 (10)                     9.9
Operations, Inc.

All directors and executive officers as a group            1,347,352 (11)                    24.1%
(13 persons)


----------
*    Less than one percent

(1) Unless otherwise indicated, the address of each of the persons listed is the address of the Company, 25 Torne Valley Road, Hillburn, New York 10931.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not held by any other person) and which are exercisable within 60 days from the Record Date have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Includes 67,272 shares which may be purchased at $5.50 per share under an immediately exercisable option.

(4)  Includes (i) 18,600 shares which may be purchased at $4.47 per share and
     (ii) 40,000 shares which may be purchased at $3.00 per share under immediately exercisable options .

(5)  Includes (i) 18,600 shares which may be purchased at $4.47 per share and
     (ii) 25,000 shares which may be purchased at $3.00 per share under immediately exercisable options.


(6)  Includes (i) 15,000 shares which may be purchased at $5.625 per share and
     (ii) 10,000 shares which may be purchased at $4.06 per share, (iii) 4,700 shares which may be purchased at $3.50 per share under immediately exercisable options, and (iv) 10,000 shares which may be purchased at $3.06 per share under immediately exercisable options.


(7)  Represents shares issuable upon immediately exercisable options.

(8) Includes 5,000 shares which may be purchased at $3.00 per share under immediately exercisable options.

(9) Includes 10,000 shares which may be purchased at $3.00 per share under immediately exercisable options.

(10) According to a Schedule 13D filed with the Securities and Exchange Commission, DuPont Chemical and Energy Options, Inc. ("DCEO") and E.I. DuPont de Nemours and Company claim shared voting and dispositive power over the shares. DCEO's address is DuPont Building, Room 8045, 1007 Market Street, Wilmington, DE 19898.


(11) Includes exercisable options to purchase an aggregate of 532,160 shares of Common Stock held by the directors and executive officers as a group.

                                OTHER INFORMATION

     Proxies for the Special Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

     The Board is not aware of any other matters, except for those incident to the conduct of the Special Meeting, that are to be presented to shareholders for formal action at the Special Meeting. If, however, any other matters properly come before the Special Meeting or any adjournments thereof, it is the intention of the persons named in the proxy included herewith to vote such proxy in accordance with their judgment.

                                                       By order of the Board
                                                       of Directors


                                                       Kevin J. Zugibe, P.E.
                                                       Chairman of the Board



February 16, 1999

                                                       EXHIBIT A


                            FORM OF AMENDMENT OF THE
                          CERTIFICATE OF INCORPORATION
                          TO AUTHORIZE PREFERRED STOCK


     3. The Certificate of Incorporation is amended as authorized by Section 801 of the Business Corporation Law to provide for the corporation to have authority to issue up to 5,000,000, $.01 par value, shares of preferred stock.

     4. To effectuate the foregoing, Paragraph (5) of the Certificate of Incorporation, which refers to the authorized shares of the corporation, is hereby amended to read as follows:


     "(5) The total number of shares of capital stock which the Company shall have authority to issue is Twenty-Five Million (25,000,000) shares, of which Twenty Million (20,000,000) shares shall be Common Stock, par value $.01 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $.01 per share.

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

          (a) the designation of the series and the number of shares to constitute such series (which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors);

          (b) the dividend rate (or method of determining such rate), any conditions on which and times at which dividends are payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock including the Preferred Stock, and whether such dividends shall be cumulative or non-cumulative;

          (c) whether the series will be redeemable (at the option of the Company or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the company or another corporation;

          (d) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

          (e) the conversion or exchange rights (at the option of the Company or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange times, prices, rates, adjustments and other terms of conversion or exchange;

          (f) whether the shares of such series shall have voting rights in addition to any voting rights provided as a matter of law and, if so, the terms of such voting rights, which may be general or limited;

          (g) the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue or reissue or sale of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class;

          (h) the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or upon any dissolution of the assets of the Company (including preferences over the Common Stock or other class or classes or series of capital stock including the Preferred Stock);

          (i) the preemptive rights, if any, to subscribe to additional issues of stock or securities of the Company;

          (j) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock; and

          (k) such other special rights and privileges, if any, for the benefit of the holders of the Preferred Stock, as shall not be inconsistent with the provisions of the Certificate of Incorporation, as amended, or applicable law.

     All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock redeemed, purchased or otherwise acquired by the Company (including share surrendered for conversion) shall be cancelled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

     Except as otherwise may be required by law, and except as otherwise may be proved int he Certificate of Incorporation, as amended, or in the resolution of the Board of Directors of the Company creating any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share thereof held.

     Except as may be stated and expressed in any resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock,
(i) any amendment to the Certificate of Incorporation which shall increase or decrease the number of shares of any class or classes of authorized capital stock of the Company (but not below the number of shares thereof then outstanding) may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Company, and (ii) no holder of capital stock shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any apart of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend."

                            HUDSON TECHNOLOGIES, INC.
                            275 North Middletown Road
                           Pearl River, New York 10965

       PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 16, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints KEVIN J. ZUGIBE and STEPHEN P. MANDRACCHIA, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at a Special Meeting of Shareholders of Hudson Technologies, Inc. (the "Company") on Tuesday, March 16, 1999, at the Empire Ball Room, Holiday Inn and Conference Center, Three Executive Boulevard, Suffern, New York 10901 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:


1. Approval of an amendment to the Company's Certificate of Incorporation to authorize the issuance of Preferred Stock.

     |_|  FOR                     |_|   AGAINST                    |_|   ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.


DATED: _____________________, 1999

                                    Please sign exactly as name appears hereon.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                    -------------------------------------
                                                 Signature


                                    -------------------------------------
                                          Signature if held jointly


     Please mark, sign, date and return this proxy card promptly using the enclosed envelope.